REGISTERED                                                      PRINCIPAL AMOUNT
No.                                                             $



                         U S WEST CAPITAL FUNDING, INC.
                      7.95% DEBENTURES DUE FEBRUARY 1, 2097
                   UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                        PRINCIPAL, PREMIUM AND INTEREST BY
                                 U S WEST, INC.

CUSIP 912912 AK 8

     Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof,
     Cede & Co., has an interest herein.

     U S WEST Capital Funding, Inc., a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company") for value received hereby promises to pay Cede & Co., or registered assigns, the principal sum of

                $               (                     Dollars)

on February 1, 2097, by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest semiannually on each February 1 and August 1, commencing August 1, 1997, on said principal sum at the rate per annum specified in the title of this Debenture, in the same manner, in like coin or currency, from the first day of February or August, as the case may be, to which interest on this Debenture has been paid preceding the date hereof (unless the date hereof is a February 1 or August 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from January 22, 1997) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date hereof is between

January 15 and the immediately following February 1 or is between July 15 and the immediately following August 1, this Debenture shall bear interest from such February 1 or August 1; provided, however, that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Debenture shall bear interest from the next preceding date to which interest has been paid or, if no interest has been paid on this Debenture, from January 22, 1997. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Debenture shall be registered at the close of business on the January 15 prior to such February 1 or the July 15 prior to such August 1 unless such February 1 or August 1 shall be a Legal Holiday (as defined in said Indenture), in which event the next preceding day that is not a Legal Holiday. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     This Debenture is one of the duly authorized issue of Debentures of the Company, designated as set forth herein (the "Debentures"), limited to the aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to an Indenture dated as of April 15, 1988, as amended by a First Supplemental Indenture dated as of November 1, 1995, and as further amended, modified or supplemented from time to time (as so amended, modified or supplemented, the "Indenture"), duly executed and delivered by the Company and U S WEST, Inc. (the "Guarantor") to First National Bank of Santa Fe (formerly Banquest/First National Bank of Santa Fe), as Trustee (herein referred to as the "Trustee"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Debentures).

     In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company or the Guarantor with any provision of the Indenture, any supplemental indenture or the Securities of any such series, except a Default in payment of the principal of or interest on any Security. However, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a Default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the Indenture: (i) with respect to the right of the Holders of a majority in principal amount of any series of Securities, by notice to the Trustee, to waive an existing Default with respect to that series and its consequences; (ii) with respect to the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or the right to bring suit for enforcement of any such payments on or after their respective dates; and (iii) described in this sentence.

     Upon the occurrence of a Tax Event (as defined herein), the Company will have the right to advance the maturity date of the Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Debentures to be deductible (such action being referred to herein as a "Tax Event Maturity Advancement"). Notwithstanding the foregoing, such maturity date shall be advanced only if, in the opinion of nationally recognized independent tax counsel experienced in such matters, after effecting a Tax Event Maturity Advancement, interest paid on the Debentures will be deductible for federal income tax purposes. There can be no assurance that Capital Funding would not exercise its right to advance the maturity date of the Debentures upon the occurrence of such a Tax Event.


     In the event that the Company elects to exercise its right to advance the maturity date of the Debentures upon the occurrence of a Tax Event, the Company will mail a notice of the advanced maturity to each holder of record of the Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures. Such notice shall be effective immediately upon mailing.

     Capital Funding believes that the Debentures should constitute indebtedness for federal income tax purposes under current law and that an exercise of its right to advance the maturity date of the Debentures would not be a taxable event to holders. Prospective investors should be aware, however, that Capital Funding's exercise of its right to advance the maturity date of the Debentures will be a taxable event to holders if the Debentures are treated as equity for purposes of federal income taxation before the maturity date is advanced.

     Notwithstanding the foregoing, if a Tax Event occurs and in the opinion of nationally recognized independent tax counsel experienced in such matters, there would in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, the Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part) at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and the remaining scheduled payments of interest from the redemption date to February 1, 2097 (the "Remaining Life"), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption.

     "Tax Event" means the receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of an amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is made on or after the date hereof, there is more than an insubstantial risk that interest payable by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for federal income tax purposes (referred to herein as an "Adverse Tax Consequence").

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus .50%.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Debentures.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its respective successors; PROVIDED, HOWEVER, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (express in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Debentures called for redemption.

      Except as provided above, this Debenture is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

     No director, officer, employee or stockholder, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Debenture and the Guarantee endorsed hereon.

     The laws of the State of New York shall govern the Indenture and this Debenture.

     Ownership of Debentures shall be proved by the register for the Debentures kept by the Registrar. The Company, the Guarantor, the Trustee and any agent of the Company may treat the person in whose name a Debenture is registered as the absolute owner thereof for all purposes.

     Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee's authenticating agent, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:  January 22, 1997

                              U S WEST Capital Funding, Inc.



                              By:______________________________
                                 James T. Anderson
                                 President

     (SEAL)

                              By:_____________________________
                                 J. Roger Fox
                                 Assistant Treasurer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein, issued under the Indenture described herein.

FIRST NATIONAL BANK OF SANTA FE

By Citibank, N.A., as Authenticating Agent



By:
   ----------------------
   Authorized Officer

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                           GUARANTEE OF U S WEST, INC.

     FOR VALUE RECEIVED, U S WEST, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally guarantees to the holder of the Debenture upon which this Guarantee is endorsed the due and punctual payment of the principal of and premium, if any, and interest on said Debenture, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of or premium, if any, or interest on said Debenture is due and payable, whether U S WEST Capital Funding, Inc. (the "Company") has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable and absolute, irrespective of the validity, regularity, or enforceability of said Debenture or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Debenture with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand or payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Debenture or indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Debenture and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the holder of said Debenture against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Debentures then outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and, premium, if any, and interest on all Debentures of the Company known as "7.95% Debentures due February 1, 2097" shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium, or interest by the Company on the Debentures to the holders of the Debentures, it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Debenture until the certificate of authentication of such Debenture shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

     This Guarantee shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, U S WEST, Inc. has caused this Guarantee to be signed in its corporate name by the signature of two of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereunto.

                              U S WEST, Inc.


                              By:  ______________________________
                                   James T. Anderson
                                   Vice President and Treasurer

     (SEAL)

                              By:  ______________________________
                                   Stephen E. Brilz
                                   Assistant Secretary

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________

          Please insert social security number or other identifying number of assignee:

          ________________________________

          Please print or type name and address (including zip code) of assignee:

          ________________________________
          ________________________________
          ________________________________
          ________________________________


the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Debenture of U S WEST Capital Funding, Inc. on the books of the Company, with full power of substitution in the premises.


________________________________

Dated: __________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Debenture in every particular without alteration or enlargement or any change whatsoever.